Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 27, 2005

AMREP CORPORATION

(Exact Name of Registrant as Specified in Charter)

Oklahoma	1-4702	59-0936128
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

641 Lexington Avenue, New York, New York               10022

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code (212) 705-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 27, 2005, the $4 million balance of the condemnation award in the condemnation of the Registrant's El Dorado water utility subsidiary by the Eldorado Water & Sanitation District was paid. The condemnation proceedings have been reported in a number of the Registrant's previous filings with the Securities and Exchange Commission, most recently in the Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 which was filed on March 15, 2005.

The Registrant presently estimates that the after-tax net gain to the Registrant from the condemnation will be approximately $3.5 million, or $0.52 per share, which will be reported as a Gain from a Discontinued Operation. The results of the transaction will be recorded in the Registrant’s financial statements for its fiscal 2006 first quarter which ends on July 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2005

AMREP Corporation

By: /s/ Peter M. Pizza
Peter M. Pizza

Vice President and

Chief Financial Officer